Exhibit 10.3

                        DynCorp Executive Incentive Plan

             Amended and Restated as of DynCorp Fiscal Year 1999



I.       PURPOSE

         The purpose of the Executive Incentive Plan (the Plan) is to reward and motivate executives who have significant impact on the Company strategy, performance and profitability for the achievement of pre-established, measurable objectives which directly impact the financial performance of the DynCorp and increase shareholder value.

II.      GENERAL DESCRIPTION

         At the beginning of the Plan Year, DynCorp and organizational financial objectives, individual objectives and target incentive award levels will be established and confirmed in writing for each Plan participant.

         At the conclusion of the Plan Year, the achievement of the specified financial objectives and individual objectives will be scored and weighted for each participant according to established formulae to determine the actual incentive amount to be awarded.

III.     ELIGIBILITY

         All executives in Salary Bands 1 through 3 who have been in their positions a minimum of six months during the Plan Year are participants in the Plan. Inclusion of individuals with less than six months must be approved as an exception to the Plan.

         With the exception of disability, retirement or death, participants must be employed (on the active payroll) on the date an award is paid in order to receive an incentive award. However, at its sole discretion, the Compensation Committee may approve an award to a former employee, or to the former employee's estate, in such amount as is deemed appropriate.

         Participation in the Plan precludes eligibility for participation in any other annual cash incentive plan(s) provided by the Company.

IV.      RESPONSIBILITIES

         A. The Senior Vice President, Human Resources and Administration, is responsible for administering the Plan.

         B. As appropriate, Band 2 executives are responsible for confirming Plan participants, recommending individual target award levels, SBA and SBU financial performance objectives, and individual performance objectives, submitting financial results at the end of the Plan Year for SBA, SBU, and other financial metrics approved at the beginning of the Plan Year, and evaluating participant individual performance.

         C. The DynCorp Chief Financial Officer (CFO) is responsible for reviewing SBA and SBU financial performance objectives recommended by the Presidents and informing the CEO of his concurrence with the recommended measurements or proposing alternative financial measurements more applicable to specific SBA's or SBU's and for concurring with the calculations of actual financial performance used to determine actual award amounts.

         D. The Chief Executive Officer (CEO) is responsible for reviewing, modifying and subsequently recommending individual target award levels and financial and individual participant objectives, DynCorp financial objectives, deviations from the Plan and actual incentive payments.

         E. The Compensation Committee of the Board of Directors (the Committee) is responsible for amending the Plan, approving individual target award levels, financial objectives, DynCorp financial objectives, deviations from the Plan and actual incentive payments.

V.       DEFINITIONS

A.       Award Pool

                  The dollar amount available for payment of Executive Incentive awards.

B.       Base Salary

                  The base annual salary rate of a participant as of April 1 of the Plan Year or, if later, the time the individual is approved as a participant for a given year, exclusive of overtime, per diem, bonuses or any other premiums, special payments or allowances.

C.       Days Sales Outstanding (DSO)

                  Days Sales Outstanding as defined in DynCorp Finance Policy Statement PS505, as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes.

D.       EBIDTA

                  Earnings of DynCorp before deductions for interest, taxes, depreciation, amortization, discontinued operations and merger/acquisition costs, as recorded on the books and records of the Corporation.

E.       Earnings per Share (EPS)

                  Diluted Earnings Per Share, per GAAP, assuming the treasury stock method, calculated by dividing the income available to common shareholders for the fiscal year by the fully diluted shares outstanding at the end of the fiscal year.

F.       Operating Profit

                  Earnings of the applicable organizational unit (i.e. SBA, SBU, Business, division, subsidiary, or group, etc.) after ESOP and after all accruals, but before the Corporate G&A Expense, Interest and Dividend Income, Interest Expense, Net Asset Allocation and Taxes on Income.

G.       Plan Year

                  The fiscal year of DynCorp.

H.       Revenue

                  Revenue as recorded in accordance with DynCorp Finance Policy Statement PS510, as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes and as reported in the Company's consolidating financial statements after audit adjustments, if any.

I.       Return on Net Assets (RONA)

                  Return on Net Assets as defined in accordance with DynCorp Finance Policy Statement PS505, as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes.

J.       Strategic Business Area  (SBA)

                  A group of DynCorp organizational units responsible to a presiding officer who reports directly to the CEO of DynCorp or a DynCorp Senior Vice President.

K.       Strategic Business Unit (SBU)

                  One or more DynCorp organizational units (excluding joint ventures) responsible to an officer or manager who reports directly to the presiding officer of an SBA.

L.       Target Award

                  The dollar amount that a participant is eligible to receive if the combined weighted performance against DynCorp, organizational unit and individual objectives equals an overall achievement level of exactly 100%.

M.       Target Percentage

                  The percentage of Base Salary which is payable to a participant if combined weighted performance against DynCorp, organizational unit and individual objectives equals an overall achievement level of exactly 100%.

N.       Threshold

                  The level of performance required before an award is paid. For Plan purposes the threshold performance level is 75% of objectives. The threshold is applied at three levels.

                  o If performance against any single objective is less than 75%, then the portion of the award based on performance against that objective is not paid.

                  o      If   combined   weighted   performance   against  the
                         applicable financial objective(s) is less than 75% in the aggregate, then no award is paid.

                  o      If  combined   weighted   performance   against  both
                         financial and individual objectives is less than 75% in the aggregate, then no award is paid.

VI.      FUNDING

         At the beginning of the Plan Year executive management establishes, subject to approval by the Committee, the amount of the total bonus award pool which includes the payment of Executive Incentive Plan awards for that year. This amount represents the maximum amount that can be paid to bonus participants unless Plan financial performance exceeds Plan financial objectives. The definition of Plan financial objectives is those organizational financial metrics approved by the CEO or Compensation Committee at the beginning of the Plan Year.

         The Award Pool will be accrued ratably on a monthly basis during the Plan Year. The accrual amount will be reviewed quarterly and adjusted as necessary to reflect the most recent projections of actual financial performance versus budgeted performance and additions to, deletions from or other changes in Plan participation.

VII.     AWARDS

         Target Awards ranging from 30% to 70% (in 5% increments) of Base Salary will be established for each participant at the beginning of each Plan Year. These targets will be divided into financial and individual performance components and weighted as shown below in Table 1.

                                     TABLE 1

                 Weighting of Performance Measurement Components


                            DynCorp       SBA            SBU
                           Financial      Financial    Financial    Individual
        Description       Performance    Performance  Performance   Performance

        Corporate
        Participants          80%                                        20%

      SBA Participants        20%            60%                         20%

      SBU Participants                       20%           60%           20%



         Target award recommendations will be submitted for review and approval in accordance with procedures established by the Senior Vice President, Human Resources and Administration, to achieve the approvals described in Section IV of the Plan.

         At the end of the Plan Year, performance against pre-established financial and individual objectives, as described in Section VIII, will be calculated to develop financial and individual performance factors. These factors will reflect the level, expressed as a percentage, of attainment of each objective. These performance factors will be multiplied by the appropriate weighting for each objective.

         The results of these calculations then will be added to determine the percentage of the Target Award payable to each participant. Payment of the calculated award is subject to performance exceeding Threshold performance as described in Section V. (Exhibit I of the Plan shows detailed examples of award calculations.)

         A bonus due to a participant hired after the beginning of the Plan Year will be prorated based upon the number of months employed by the Company as a percentage of the full year.

         With the exception of disability, retirement or death, participants must be employed (on the active payroll) on the date the awards are paid in order to receive an incentive award. However, at its sole discretion, the Compensation Committee may approve an award to a former employee, or to the former employee's estate, in such amount as deemed appropriate.

VIII.    PERFORMANCE MEASUREMENT COMPONENTS

         In order to reinforce the importance of DynCorp executives achieving a balanced performance against financial and non-financial criteria, incentive awards under the Plan will be based on team and individual achievements in two or more of the following three areas:

         A.       The Financial Performance of DynCorp:

                  DynCorp's financial success is the key determinant of its ongoing viability as an independent business entity. In recognition of this, a portion of each Corporate and SBA level participant's award will be based on DynCorp's performance against its financial objective.

                  This objective, which will be recommended by the CEO, and approved by the Committee at the beginning of each Plan Year, may be comprised of one or more financial measurements. The measurement may be changed each Plan Year to properly reflect DynCorp's strategic objectives. Further, the financial objective will be established at a level that will require above average performance from the management team to achieve it.

         B.       The Financial Performance of the Organizational Unit:

                  For non-Corporate participants, the financial performance of the SBA or SBU in which they have the most direct control and accountability, will be given the heaviest weighting in order to motivate and reward participants for financial.

                  Financial objectives established for each SBA and SBU will be measurable and consistent with the overall strategic goals of the SBA. SBA and SBU financial objectives generally will be expressed in terms of RONA, Revenue, Operating Profit and/or DSO. Moreover, as with the DynCorp financial objective, they will be established at a level that will require above average performance from the management team to achieve them.

         C.       The Individual Performance of the Participant:

                  Individual performance will be measured in terms of performance against pre-established objectives and the participant's manager's subjective judgment of overall individual performance. Performance against objectives must comprise at least 50% of the individual performance factor.

                  Individual objectives should be established according to the following guidelines:

                  1. Each participant will have 4-6 written objectives that have been jointly agreed to by the participant and the participant's supervisor.

                  2.       Objectives  will  evolve  from,   respond  to  and/or
                           reflect the Company objectives established and communicated by the CEO. Objectives covering the following areas may typically be included:
                               o        Key operational objectives
                               o        Human resources management
                               o        Quality and process improvement
                               o        Business development
                               o        Customer satisfaction

                  3. Objectives will be both quantitative and qualitative in nature and will include non-financial as well as appropriate financial related goals.

                  4. Objectives will be highly measurable and within the control of the participant.

X.      AWARD DETERMINATION

        Awards will be calculated by:

        1) multiplying the appropriate Financial and Individual Performance Factors by the weighting assigned to corresponding performance components as determined in Table 1 above,

        2) adding the resulting percentages together to determine a composite percentage that represents overall achievement against expectations, and

        3) then multiplying the target award amount by the composite percentage.

         The award payable for any single component for any participant may range from 0 to 150% of the established target amount for the component.

         Actual award amounts will be rounded to the nearest $100.00.

         If the performance achievement level on any of the approved financial performance factors falls below the Threshold level, the participant will not generally receive an award for that component. However, the CEO may on a discretionary basis recommend the payment of an award where unusual or extraordinary circumstances contributed to the below Threshold performance. If the combined weighted achievement level for all applicable financial performance measurements is less than the Threshold level, the award for the individual performance component shall also be at the discretion of the CEO and the Committee.

         Should a participant transfer to another organization during the Plan Year, the final award will be jointly determined and prorated for the time spent in each organization.

         All incentive awards proposed under the Plan are subject to the approval of the CEO and the Committee, who may at their discretion adjust the amounts to be awarded in order to reflect exceptional performance, performance that falls below objectives or other performance factors that affect or potentially affect the ability of the Company or any of its units to meet its business and financial goals.

XI.      YEAR-END ADMINISTRATION

         Initial actual award recommendations will be calculated at the SBA and Corporate levels and submitted in accordance with procedures established by the Senior Vice President, Human Resources and Administration, for Company level consolidation and submission to the CEO. Documentation of objectives, accomplishments and individual evaluations will be required to be submitted along with the individual award recommendations. Financial performance will be reviewed by the CFO as soon as the results for the Plan Year are available. Initial actual award recommendations will be adjusted as necessary based on this review to reflect the actual financial performance. The adjusted recommendations will be submitted by the CEO to the Committee for approval.

         Effective with the Plan Year beginning 1996 and thereafter, a portion of each award payable will be paid in the form of DynCorp Common Stock. Twenty percent of the total award will be paid in the aggregate in the form of stock and withholding taxes and Savings and Retirement Plan
         (SARP) deferrals due thereon. The remaining 80% of the award, net of any reductions by reason of the Key Executives Share-Option Compensation Plan, will be paid in the aggregate in cash, withholding taxes and SARP deferrals.

         Bonus award payments are made following approval by the Compensation Committee at its annual spring meeting.

         Nothing in the Plan or in any action taken hereunder shall constitute any contract of employment or affect the Company's right to terminate at any time and for any reason the employment of any employee who is a participant in the Plan.

                                    Exhibit I

                            Sample Award Calculations


The following examples illustrate how the Plan formula will be applied to calculate the incentive award for a Corporate Staff executive and for a Strategic Business Unit line executive.

A.       Sample Award Calculation:   Corporate Staff executive

Target formula: 0.80 DynCorp Financial Performance + 0.20 Individual Performance = 1.00


         ASSUMPTIONS:

             Base Salary                                  $108,000

             Target Award Percentage                                   30%

             Target Award                                $  32,400

             Company Financial Performance Factor                      80%
              (actual EPS $1.60 / EPS Objective $2.00)

             Individual Performance Factor                             90%



                                Award Calculation



                                Performance                    % of Component
              Component            Factor          Weighting   Target % Payable

           Company
           Financial                80%     X         80%    =      64%       +
           Performance

           Individual
           Performance              90%     X         20%    =      18%       =


                Percent of Total Target Award Payable  =            82%

           Actual Award Amount = 82% of $32,400 = $26,568  (Round to $26,600)

B.       Sample Award Calculation:   Strategic Business Unit Manager.

         Target formula: .20 SBA RONA Performance + .30 SBU RONA Performance + .30 SBU Revenue Performance + 0.20 Individual Performance = 1.0

              ASSUMPTIONS:

                   Base Salary                           $  108,000

                   Target Award Percentage                                30%

                   Target Award                         $    32,400

                   SBA Financial Performance Factor                       80%

                   SBU RONA Performance Factor                           100%

                   SBU Revenue Factor                                    110%

                   Individual Performance Factor                          75%



                                Award Calculation


                            Performance                         % of Component
              Component        Factor           Weighting      Target % Payable

           SBA Financial
           Performance           80%       X       20%      =         16%    +

           SBU RONA
           Performance          100%       X       30%      =         30%    +

           SBU Revenue
           Performance          110%       X       30%      =         33%    +

           Individual
           Performance           75%       X       20%      =         15%    =


                     Percent of Total Target Award Payable  =         94%

             Actual Award Amount = 94% of $32,400 = $30,456 (Round to $32,500)